UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2012

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7901 Jones Branch Drive, Suite 900 McLean, VA		22102
(Address of principal executive offices)		(Zip Code)

(703) 902-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 3, 2012, Primus Telecommunications Group, Incorporated (the “Company”) provided to applicable parties notice of adjustments to certain terms of (i) the Company’s Class A Warrants (the “Class A Warrants”) to purchase shares of the Company’s common stock, which are divided into three separate series (Class A-1, A-2 and A-3 Warrants) and were issued pursuant to that certain Class A Warrant Agreement, dated as of July 1, 2009 (the “Class A Warrant Agreement”), (ii) the Company’s Class B Warrants (the “Class B Warrants”) to purchase shares of the Company’s common stock, which were issued pursuant to that certain Class B Warrant Agreement, dated as of July 1, 2009 (the “Class B Warrant Agreement”), and (iii) the Company’s Contingent Value Rights (the “CVRs”) to receive shares of the Company’s common stock under specific circumstances, which were issued pursuant to that certain Contingent Value Rights Distribution Agreement, effective as of July 1, 2009 (the “CVR Agreement”).

The adjustments were made as a result of the Company’s previously announced special cash dividend (the “Dividend”) of $2.50 per share on all issued and outstanding Company common stock, which will be paid on December 11, 2012 to holders of record of the Company common stock as of the close of business on November 27, 2012 (the “Record Date”). The Dividend triggered certain antidilution adjustment provisions in the Class A Warrant Agreement, the Class B Warrant Agreement and the CVR Agreement.

Class A Warrant Adjustments

Effective immediately prior to the opening of business on November 28, 2012, the following adjustments were made with respect to the Class A Warrants outstanding as of such effective time pursuant to the Class A Warrant Agreement:

Warrant	Exercise Price	Adjusted Exercise Price	Shares Issuable upon Exercise	Adjusted Shares Issuable upon Exercise
Class A-1 Warrants	$11.49	$9.34	1,062,608	1,307,201
Class A-2 Warrants	$15.54	$12.63	1,063,875	1,308,760
Class A-3 Warrants	$19.27	$15.66	1,063,875	1,308,760

The lower number of shares of the Company’s common stock issuable with respect to the Class A-1 Warrants reflects the issuance by the Company, prior to the effective date of adjustment, of shares of its common stock to holders who exercised their Class A-1 Warrants.

The Company has provided notice of such adjustments in accordance with the Class A Warrant Agreement.

Class B Warrant Adjustments

Effective immediately prior to the opening of business on November 28, 2012, pursuant to the Class B Warrant Agreement, (i) the exercise price with respect to the Class B Warrants outstanding as of such effective time was adjusted downward from $24.45 to $19.88 and (ii) the number of shares issuable upon exercise of such Class B Warrants was adjusted upward from 1,595,812 to 1,963,139. The Company has provided notice of such adjustments in accordance with the Class B Warrant Agreement.

CVR Adjustments

Effective immediately after the Record Date, pursuant to the CVR Agreement, (i) the strike price with respect to the CVRs was adjusted downward from $33.79 to $27.47 and (ii) the maximum number of shares of Company common stock issuable with respect to the CVRs was adjusted upward from 2,835,225 to 3,487,842. The Company has provided notice of such adjustments to the registered holders of the CVRs.

A copy of each of the Class A Warrant Agreement and the Class B Warrant Agreement is attached as an exhibit to the Company’s Current Report on Form 8-K filed on July 1, 2009. A copy of the CVR Agreement is attached as an exhibit to the Company’s Registration Statement on Form 8-A filed on July 1, 2009.

Primus Telecommunications Group, Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primus Telecommunications Group, Incorporated

(Registrant)

Date: December 3, 2012	By:	/s/ John D. Filipowicz
	Name:	John D. Filipowicz
	Title:	General Counsel